EXHIBIT 24
POWER OF ATTORNEY
     The undersigned Directors of PHOENIX FOOTWEAR GROUP, INC. do hereby constitute and appoint James R. Riedman and Richard E. White their true and lawful attorneys and agents, to execute the Phoenix Footwear Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

/s/ Fredrick Port Fredrick Port	Dated: April 17, 2006

/s/ Steven DePerrior Steven DePerrior	Dated: April 17, 2006

/s/ Gregory Harden Gregory Harden	Dated: April 17, 2006

/s/ James R. Riedman James R. Riedman	Dated: April 17, 2006

/s/ Wilhelm Pfander Wilhelm Pfander	Dated: April 17, 2006

/s/ John Kratzer John Kratzer	Dated: April 17, 2006

/s/ Richard E. White Richard E. White	Dated: April 17, 2006

/s/ John Robbins John Robbins	Dated: April 17, 2006